SEI Reports Third-Quarter 2026 Financial Results

OAKS, Pa., Oct. 21, 2026 – SEI Investments Company (NASDAQ:SEIC) today announced financial results for the third quarter 2026. Relative to the third quarter 2025, EPS increased by 6%, and revenue and operating income grew by 14% and 24%, respectively, with operating margin increasing to 30%. On an adjusted basis, EPS and operating income grew 24% and 25%, respectively, with the adjusted operating margin increasing to 31%. In addition, on October 20, 2026, SEI's Board of Directors approved an increase in the stock repurchase program by an additional $800 million, increasing the available authorization under the program to approximately $926 million.

Consolidated Overview
(In thousands, except earnings per share)	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2026	2025	%	2026	2025	%

U.S. GAAP Basis
Revenues	$662,043	$578,511	14%	$1,925,843	$1,689,456	14%
Income from operations	197,999	159,961	24%	584,501	465,693	26%
Operating margin	30%	28%	7%	30%	28%	7%
Net income attributable to SEI Investments	168,258	164,204	2%	538,403	542,804	(1)%
Diluted earnings per share	$1.38	$1.30	6%	$4.37	$4.25	3%

Non-GAAP Basis(1)
Adjusted income from operations	$208,493	$166,896	25%	$614,127	$480,054	28%
Adjusted diluted earnings per share	$1.64	$1.32	24%	$4.73	$3.71	27%
Adjusted operating margin	31%	29%	7%	32%	28%	14%
(1) See Non-GAAP Information and Reconciliations on pgs 11-12

“SEI’s third-quarter results reinforce our confidence in the strategy and operating model we have put in place. Our growth is broad-based, our client relationships are becoming deeper and more strategic, and our year-to-date sales results have already surpassed the highest full-year total in SEI’s history,” said CEO Ryan Hicke.
“We are increasingly engaging with clients not as a vendor, but as a growth and transformation partner, bringing together our technology, operations, data, investment solutions, and expertise to help them achieve their most important business objectives. We remain focused on executing with discipline, investing where we can create differentiated value, and building a more scalable business that can deliver durable growth for our clients and shareholders.”

Summary of Third-Quarter Results by Business Segment

(In thousands)	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2026	2025	%	2026	2025	%
Investment Managers:
Revenues	$235,817	$207,050	14%	$684,213	$594,165	15%
Expenses	143,562	125,934	14%	413,479	364,781	13%
Operating Profit	92,255	81,116	14%	270,734	229,384	18%
Operating Margin	39%	39%		40%	39%

Private Banks:
Revenues	160,439	143,994	11%	469,580	423,157	11%
Expenses	128,275	120,763	6%	373,526	354,236	5%
Operating Profit	32,164	23,231	38%	96,054	68,921	39%
Operating Margin	20%	16%		20%	16%

Investment Advisors:
Revenues	185,378	147,465	26%	532,970	421,234	27%
Expenses	107,678	79,128	36%	305,901	227,384	35%
Non-controlling interests and other, net (A)	2,034	—	NM*	4,732	—	NM
Operating Profit	75,666	68,337	11%	222,337	193,850	15%
Operating Margin	41%	46%		42%	46%

Institutional Investors:
Revenues	70,638	71,826	(2)%	211,856	209,675	1%
Expenses	37,801	38,068	(1)%	111,764	109,795	2%
Operating Profit	32,837	33,758	(3)%	100,092	99,880	—%
Operating Margin	46%	47%		47%	48%

Investments in New Businesses:
Revenues	9,771	8,176	20%	27,224	41,225	(34)%
Expenses	10,588	11,863	(11)%	29,820	48,789	(39)%
Operating Loss	(817)	(3,687)	(78)%	(2,596)	(7,564)	(66)%

Totals:
Revenues	$662,043	$578,511	14%	$1,925,843	$1,689,456	14%
Expenses	427,904	375,756	14%	1,234,490	1,104,985	12%
Corporate Overhead Expenses	36,140	42,794	(16)%	106,852	118,778	(10)%
Income from operations (B)	$197,999	$159,961	24%	$584,501	$465,693	26%

Adjusted income from operations	$208,493	$166,896	25%	$614,127	$480,054	28%
(A) Primarily includes non-controlling interest and earnings from equity method investments.
(B) Excludes non-controlling interests and other, net
* Variances noted "NM" indicate the percent change is not meaningful.

Third-Quarter Business Highlights:
•SEI delivered strong third-quarter results, with diluted EPS increasing 6% compared to the prior year. On an adjusted basis, diluted EPS increased 24% to $1.64, driven by revenue growth, margin expansion, and a 3% reduction in share count from SEI's share repurchase program.
◦Third-quarter operating income included $6.4 million of additional incentive compensation expense associated with the strength of year-to-date performance and the current outlook for the remainder of the year.
•Third-quarter net sales events totaled $46.8 million, the second-highest quarterly level in SEI history, bringing year-to-date net sales events to $157.4 million.
◦Investment Managers led the quarter with $32.0 million of net sales events, with contributions from both new client wins and expansions with existing clients.
◦Private Banks generated $12.6 million of net sales events, reflecting continued demand across enterprise transformation initiatives, professional services, Data Cloud capabilities, and asset management solutions.
◦Investment Advisors generated $2.4 million of net sales events, while Institutional Investors recorded negative $2.3 million of net sales events.
•Consolidated revenues and operating income increased by 14% and 24%, respectively, from Q3 2025. On an adjusted basis, operating income increased by 25% with adjusted operating margins increasing to 31%, up 260 basis points from Q3 2025.
◦Private Banking revenue increased 11% and operating profit increased 38%, demonstrating strong operating leverage as the business continues to grow, including increased adoption of professional services.
◦Investment Managers revenue and operating profit increased 14% as prior sales success continued to convert into revenue and demand for outsourcing solutions remained strong. Absent the elevated incentive compensation accrual, Investment Managers operating profit would have increased by 17% vs. the prior year.
◦Investment Advisors revenue increased 26% and operating profit increased 11%, benefiting from Stratos and growth in the underlying Advisors business. Stratos contributed $23.3 million of revenue and $4.4 million of operating profit, including $7.3 million of acquired intangible amortization. Excluding Stratos, Advisors revenue increased 10% and operating profit increased 7%. SEI's integrated cash program contributed $20.8 million during the quarter, matching Q3 2025.
◦Institutional Investors revenue declined 2% and operating profit declined 3%, reflecting prior client outflows.
•Ending assets under management decreased 0.1% to $606.4 billion from Q2 2026, as market values and net flows were little changed. Assets under administration, assets on platform, and assets under advisement increased 4% during the quarter, driven primarily by continued growth in Investment Managers, including funding from recently won mandates and additional client capital deployment.
•LSV assets declined 1% from Q2 as strong investment performance was offset by $5.3 billion of net outflows. Performance fees totaled $4.5 million during the quarter at SEI's share.
•SEI repurchased 2.0 million shares of common stock for $215.1 million at an average price of $105.24 per share. SEI ended the quarter with $399.8 million of cash and recently authorized an additional $800 million of share repurchase capacity.
•Other expenses consist of a $32.5 million one-time charge associated with the termination agreement with Stratos to purchase their Mexican based subsidiary, NSC.

Earnings Conference Call
A conference call and presentation to review earnings is scheduled for 5 p.m. Eastern time on
Wednesday, October 21, 2026. A live webcast of the call will be available on SEI's Investor Relations website at ir.seic.com/events-presentations/events, where a replay will also be posted following the call.
Participants may also access the call by telephone by dialing 877-407-8293 (in the U.S.) or +1 201-689-8349 (International). Please dial in at least 10 minutes prior to the start of the call.
About SEI®
SEI (NASDAQ:SEIC) is a leading global provider of financial technology, operations, and asset management services within the financial services industry. SEI tailors its solutions and services to help clients more effectively deploy their capital—whether that’s money, time, or talent—so they can better serve their clients and achieve their growth objectives. As of September 30, 2026, SEI manages, advises, or administers approximately $2.1 trillion in assets. For more information, visit seic.com.
This release contains forward-looking statements within the meaning of the rules and regulations of the Securities and Exchange Commission. In some cases you can identify forward-looking statements by terminology, such as "may," '"will," "can," "expect," "believe," "remain," and "continue" or "appear." Our forward-looking statements include our current expectations as to:
•whether year-end performance will be of a level sufficient to justify incentive compensation awards consistent with increased accruals;
•the level of share buy-backs;
•the growth trajectory of our assets under administration and Private Banking business;
•the demand for outsourcing services and enterprise transformation initiatives; and
•when and if we will generate net annualized recurring revenues from sales events that occurred during the quarter, as well as the amount of any such revenue.
You should not place undue reliance on our forward-looking statements, as they are based on the current beliefs and expectations of our management and subject to significant risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe the assumptions upon which we base our forward-looking statements are reasonable, they could be inaccurate. We undertake no obligation to update our forward-looking statements. Some of the risks and important factors that could cause actual results to differ from those described in our forward-looking statements can be found in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

Investor contact:	Media contact:

Brad Burke	Alicia Rudd
SEI	SEI
+1610-676-5350	+1 610-676-3887
bburke2@seic.com	arudd@seic.com

SEI INVESTMENTS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data) (Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025

Asset management, admin. and distribution fees	$531,417	$461,964	$1,542,883	$1,331,650
Information processing and software servicing fees	130,626	116,547	382,960	357,806

Total revenues	662,043	578,511	1,925,843	1,689,456

Subadvisory, distribution and other asset mgmt. costs	61,194	55,072	177,920	152,313
Software royalties and other information processing costs	9,878	9,434	29,487	27,706
Compensation, benefits and other personnel	220,069	203,739	634,223	594,097
Stock-based compensation	16,000	13,956	46,809	41,985
Consulting, outsourcing and professional fees	58,394	54,401	169,066	167,344
Data processing and computer related	49,388	41,569	141,123	122,689
Facilities, supplies and other costs	22,318	20,982	64,093	61,481
Amortization	19,684	11,912	57,175	33,071
Depreciation	7,119	7,485	21,446	23,077

Total expenses	464,044	418,550	1,341,342	1,223,763

Income from operations	197,999	159,961	584,501	465,693

Net gain from investments	1,206	1,992	4,387	4,244
Interest and dividend income	6,866	10,207	21,040	29,711
Interest expense	(606)	(109)	(1,641)	(386)
Gain on sale of business	—	—	—	94,412
Other (expense) income	(32,500)	4,922	(32,050)	9,422
Equity in earnings of unconsolidated affiliates	39,819	31,903	110,989	94,290
Net gain from consolidated variable interest entities	1,809	1,845	11,363	1,845

Income before income taxes	214,593	210,721	698,589	699,231

Income taxes	43,346	46,135	151,015	156,045

Net income	$171,247	$164,586	$547,574	$543,186

Less: Net income attributable to non-controlling interests	2,989	382	9,171	382

Net income attributable to SEI Investments Company	$168,258	$164,204	$538,403	$542,804

Basic earnings per common share	$1.42	$1.33	$4.48	$4.35

Shares used to calculate basic earnings per share	118,415	123,099	120,138	124,710

Diluted earnings per common share	$1.38	$1.30	$4.37	$4.25

Shares used to calculate diluted earnings per share	122,012	126,325	123,280	127,684

Dividends declared per common share	$—	$—	$0.52	$0.49

SEI INVESTMENTS COMPANY
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands) (Unaudited)

	September 30,	December 31,
	2026	2025
Assets
Current Assets:
Cash and cash equivalents	$399,766	$399,804
Receivables from investment products	59,278	63,317
Receivables, net	851,279	709,748
Securities owned	25,750	33,777
Other current assets	75,611	66,691
Total Current Assets	1,411,684	1,273,337

Property and Equipment, net	153,496	150,434
Operating Lease Right-of-Use Assets	30,186	26,447
Capitalized Software, net	224,189	234,272
Investments	335,895	428,004
Assets of Consolidated Variable Interest Entities	223,785	183,994
Goodwill	392,205	354,989
Intangible assets, net	481,727	368,272
Other Assets, net	181,472	240,095
Total Assets	$3,434,639	$3,259,844

Liabilities, Redeemable Non-controlling Interests and Equity
Current Liabilities:
Accounts payable	$13,905	$5,404
Accrued liabilities	284,920	359,823
Current portion of long-term debt	5,754	—
Current portion of long-term operating lease liabilities	9,124	8,677
Deferred revenue	13,648	13,307
Total Current Liabilities	327,351	387,211
Long-term Debt	30,951	—
Liabilities of Consolidated Variable Interest Entities	136,536	108,504
Other Long-term Liabilities	62,503	60,353
Total Liabilities	557,341	556,068

Redeemable Non-controlling Interests	323,105	243,959

Equity:
Shareholders' Equity:
Common stock, $0.01 par value, 750,000 shares authorized; 118,942 and 122,232 shares issued and outstanding	1,189	1,222
Capital in excess of par value	1,758,970	1,678,787
Retained earnings	785,633	792,280
Accumulated other comprehensive loss, net	(33,229)	(24,505)
Total SEI Shareholders' Equity	2,512,563	2,447,784
Non-controlling interests	41,630	12,033
Total Equity	$2,554,193	$2,459,817
Total Liabilities, Redeemable Non-controlling Interests and Equity	$3,434,639	$3,259,844

SEI INVESTMENTS COMPANY
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	For the Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net income	$547,574	$543,186
Adjustments to reconcile net income to net cash provided by operating activities:	17,753	(61,922)
Net cash provided by operating activities	$565,327	$481,264
Net cash (used in) provided by investing activities	($32,087)	$40,497
Net cash used in financing activities	($512,509)	($516,474)
Effect of exchange rate changes on cash, cash equivalents	(6,103)	11,953
Net change in cash and cash equivalents and cash and cash equivalents held at consolidated variable interest entities	14,628	17,240
Cash, cash equivalents and cash and cash equivalents held at consolidated variable interest entities, beginning of period	470,595	840,193
Cash, cash equivalents and cash and cash equivalents held at consolidated variable interest entities, end of period	$485,223	$857,433

Reconciliation of Cash, cash equivalents and cash and cash equivalents held at consolidated variable interest entities to the Consolidated Balance Sheets:	September 30,	December 31,
	2026	2025
Cash and cash equivalents	$399,766	$399,804
Cash and cash equivalents held at consolidated variable interest entities	85,457	70,791
Total cash and cash equivalents and cash and cash equivalents held at consolidated variable interest entities	$485,223	$470,595

ENDING ASSET BALANCES
(In millions) (Unaudited)

	Sep. 30	Dec. 31	Mar. 31	Jun. 30	Sep. 30
	2025	2025	2026	2026	2026
Investment Managers:
Collective trust fund programs (A)	$237,964	$243,244	$243,900	$265,265	$267,693
Liquidity funds	418	579	536	464	493
Total assets under management	$238,382	$243,823	$244,436	$265,729	$268,186
Client assets under administration	1,204,843	1,239,606	1,284,781	1,351,307	1,400,810
Total assets	$1,443,225	$1,483,429	$1,529,217	$1,617,036	$1,668,996

Private Banks:
Equity and fixed-income programs	$28,408	$29,832	$29,753	$32,520	$32,949
Collective trust fund programs	3	3	4	4	4
Liquidity funds	2,802	2,099	2,178	1,709	1,646
Total assets under management	$31,213	$31,934	$31,935	$34,233	$34,599
Client assets under administration	8,902	9,115	9,143	9,405	9,784
Total assets	$40,115	$41,049	$41,078	$43,638	$44,383

Investment Advisors:
Equity and fixed-income programs	$85,245	$86,879	$86,612	$94,390	$94,470
Liquidity funds	3,391	3,561	3,485	3,391	3,306
Total Platform assets under management	$88,636	$90,440	$90,097	$97,781	$97,776
Platform-only assets	32,152	33,582	34,070	38,308	38,464
Platform-only assets-deposit program	2,165	2,461	2,294	2,358	2,326
Total Platform assets	$122,953	$126,483	$126,461	$138,447	$138,566

Institutional Investors:
Equity and fixed-income programs	$82,676	$84,254	$82,195	$86,690	$84,533
Liquidity funds	1,580	1,604	1,503	1,559	1,485
Total assets under management	$84,256	$85,858	$83,698	$88,249	$86,018
Client assets under advisement	6,564	3,598	3,549	3,790	3,776
Total assets	$90,820	$89,456	$87,247	$92,039	$89,794

Investments in New Businesses:
Equity and fixed-income programs	$2,999	$3,044	$3,087	$3,351	$3,289
Liquidity funds	244	316	252	236	404
Total assets under management	$3,243	$3,360	$3,339	$3,587	$3,693
Client assets under advisement	2,452	2,389	2,185	2,506	2,613
Total assets	$5,695	$5,749	$5,524	$6,093	$6,306

LSV Asset Management:
Equity and fixed-income programs (B)	$95,801	$99,196	$100,567	$117,146	$116,080

Stratos Wealth Holdings (E)	$—	$38,637	$38,291	$41,889	$41,655

Total:
Equity and fixed-income programs (C)	$295,129	$303,205	$302,214	$334,097	$331,321
Collective trust fund programs	237,967	243,247	243,904	265,269	267,697
Liquidity funds	8,435	8,159	7,954	7,359	7,334
Total assets under management	$541,531	$554,611	$554,072	$606,725	$606,352
Client assets under advisement	9,016	5,987	5,734	6,296	6,389
Client assets under administration (D)	1,213,745	1,248,721	1,293,924	1,360,712	1,410,594
Platform-only assets	34,317	36,043	36,364	40,666	40,790
Stratos Wealth Holdings	—	38,637	38,291	41,889	41,655
Total assets	$1,798,609	$1,883,999	$1,928,385	$2,056,288	$2,105,780
(A)Collective trust fund program assets in the Investment Managers segment are included in assets under management since SEI is the trustee. Fees earned on this product are less than fees earned on customized asset management programs.
(B)Equity and fixed-income programs include $1.4 billion of assets managed by LSV in which fees are based solely on performance and are not calculated as an asset-based fee (as of September 30, 2026).
(C)Equity and fixed-income programs include $9.0 billion of assets in various asset allocation funds (as of September 30, 2026).
(D)    In addition to the assets presented, SEI also administers an additional $16.1 billion in Funds of Funds assets on which SEI does not earn an administration fee (as of September 30, 2026).
(E)    Prior period asset balances have been revised to conform with the current period presentation.

AVERAGE ASSET BALANCES
(In millions) (Unaudited)

	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.
	2025	2025	2026	2026	2026
Investment Managers:
Collective trust fund programs (A)	$231,088	$240,285	$248,851	$259,655	$267,834
Liquidity funds	385	492	565	506	569
Total assets under management	$231,473	$240,777	$249,416	$260,161	$268,403
Client assets under administration	1,174,961	1,225,392	1,280,581	1,332,630	1,386,909
Total assets	$1,406,434	$1,466,169	$1,529,997	$1,592,791	$1,655,312

Private Banks:
Equity and fixed-income programs	$28,051	$29,087	$30,696	$32,005	$33,201
Collective trust fund programs	3	3	3	4	4
Liquidity funds	2,834	2,371	2,150	1,717	1,680
Total assets under management	$30,888	$31,461	$32,849	$33,726	$34,885
Client assets under administration	8,665	8,977	9,282	9,455	9,602
Total assets	$39,553	$40,438	$42,131	$43,181	$44,487

Investment Advisors:
Equity and fixed-income programs	$82,735	$85,896	$88,403	$92,424	$95,439
Liquidity funds	3,378	3,418	3,518	3,338	3,292
Total Platform assets under management	$86,113	$89,314	$91,921	$95,762	$98,731
Platform-only assets	30,874	33,022	34,485	36,768	38,662
Platform-only assets-deposit program	2,136	2,135	2,309	2,273	2,297
Total Platform assets	$119,123	$124,471	$128,715	$134,803	$139,690

Institutional Investors:
Equity and fixed-income programs	$80,802	$83,739	$84,393	$85,302	$86,212
Liquidity funds	1,810	1,947	1,941	1,702	1,700
Total assets under management	$82,612	$85,686	$86,334	$87,004	$87,912
Client assets under advisement	6,274	5,413	3,657	3,703	3,852
Total assets	$88,886	$91,099	$89,991	$90,707	$91,764

Investments in New Businesses:
Equity and fixed-income programs	$2,934	$3,021	$3,106	$3,260	$3,317
Liquidity funds	255	288	319	258	407
Total assets under management	$3,189	$3,309	$3,425	$3,518	$3,724
Client assets under advisement	2,428	2,408	2,335	2,425	2,632
Total assets	$5,617	$5,717	$5,760	$5,943	$6,356

LSV Asset Management:
Equity and fixed-income programs (B)	$92,969	$97,304	$104,619	$115,862	$118,889

Stratos Wealth Holdings (E)	$—	$38,507	$39,317	$40,559	$41,902

Total:
Equity and fixed-income programs (C)	$287,491	$299,047	$311,217	$328,853	$337,058
Collective trust fund programs	231,091	240,288	248,854	259,659	267,838
Liquidity funds	8,662	8,516	8,493	7,521	7,648
Total assets under management	$527,244	$547,851	$568,564	$596,033	$612,544
Client assets under advisement	8,702	7,821	5,992	6,128	6,484
Client assets under administration (D)	1,183,626	1,234,369	1,289,863	1,342,085	1,396,511
Platform-only assets	33,010	35,157	36,794	39,041	40,959
Stratos Wealth Holdings	—	38,507	39,317	40,559	41,902
Total assets	$1,752,582	$1,863,705	$1,940,530	$2,023,846	$2,098,400
(A)    Collective trust fund program average assets in the Investment Managers segment are included in assets under management since SEI is the trustee. Fees earned on this product are less than fees earned on customized asset management programs.
(B)    Equity and fixed-income programs during third-quarter 2026 include $1.4 billion of average assets managed by LSV in which fees are based solely on performance and are not calculated as an asset-based fee.
(C)    Equity and fixed-income programs include $8.9 billion of average assets in various asset allocation funds during third-quarter 2026.
(D)    In addition to the assets presented, SEI also administers an additional $15.2 billion of average assets in Funds of Funds assets during third-quarter 2026 on which SEI does not earn an administration fee.
(E)    Prior period average assets have been revised to conform with the current period presentation.

SALES EVENTS
(In thousands) (Unaudited)

Net Recurring Sales Events

	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.
	2025	2025	2026	2026	2026
Investment Processing-related Businesses:
Investment Managers	$27,460	$19,150	$46,848	$27,856	$28,606
Private Banks	(6,713)	5,670	1,571	4,207	5,598
Total Investment Processing-related Businesses	$20,747	$24,820	$48,419	$32,063	$34,204

Asset Management-related Businesses:
Private Banks-AMD	($1,674)	($1,567)	$1,983	$2,938	$2,462
Investment Advisors	1,230	(728)	7,044	(1,685)	2,440
Institutional Investors	(594)	(5,025)	(2,935)	(1,102)	(2,315)
Total Asset Management-related Businesses	($1,038)	($7,320)	$6,092	$151	$2,587

Newer Initiatives:
Investments in New Businesses	$1,208	$1,248	$2,631	$361	$1,811

Total Net Recurring Sales Events	$20,917	$18,748	$57,142	$32,575	$38,602

Professional Services Sales Events

	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.
	2025	2025	2026	2026	2026
Investment Processing-related Businesses:
Investment Managers	$2,465	$1,347	$3,672	$4,179	$3,406
Private Banks	7,087	23,409	4,950	5,934	4,514
Total Investment Processing-related Businesses	$9,552	$24,756	$8,622	$10,113	$7,920

Newer Initiatives:
Investments in New Businesses	$71	$95	$1,389	$768	$272

Total Professional Services Sales Events	$9,623	$24,851	$10,011	$10,881	$8,192

Total Sales Events

	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.
	2025	2025	2026	2026	2026
Investment Processing-related Businesses:
Investment Managers	$29,925	$20,497	$50,520	$32,035	$32,012
Private Banks	374	29,079	6,521	10,141	10,112
Total Investment Processing-related Businesses	$30,299	$49,576	$57,041	$42,176	$42,124

Asset Management-related Businesses:
Private Banks-AMD	($1,674)	($1,567)	$1,983	$2,938	$2,462
Investment Advisors	1,230	(728)	7,044	(1,685)	2,440
Institutional Investors	(594)	(5,025)	(2,935)	(1,102)	(2,315)
Total Asset Management-related Businesses	($1,038)	($7,320)	$6,092	$151	$2,587

Newer Initiatives:
Investments in New Businesses	$1,279	$1,343	$4,020	$1,129	$2,083

Total Sales Events	$30,540	$43,599	$67,153	$43,456	$46,794

Non-GAAP Information & Reconciliations
(In thousands, except per share data) (Unaudited)
We present certain non‑GAAP financial measures to supplement the consolidated financial statements prepared in accordance with GAAP. Management believes these measures provide useful information to investors by enhancing the understanding of our core operating performance and facilitating comparisons across reporting periods. These non‑GAAP measures are also used by our management to evaluate operating results, allocate resources, and assess performance against strategic objectives.
These non-GAAP financial measures should be viewed in addition to, and not as a substitute for, reported results prepared in accordance with GAAP.
The following schedules reconcile U.S. GAAP financial measures to non-GAAP financial measures for the three and nine months ended September 30, 2026 and 2025:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Net income attributable to SEI Investments Company (U.S. GAAP basis)	$168,258	$164,204	$538,403	$542,804
Non-GAAP adjustments:
Acquisition-related:
Third party costs (A)	—	3,767	—	4,587
Intangible assets amortization & impairments (B)	7,379	3,168	21,070	9,774
Total acquisition-related	7,379	6,935	21,070	14,361
Gain on sale of asset/business (C)	—	—	—	(94,412)
Litigation settlements and insurance proceeds (D)	—	(4,350)	3,808	(8,850)
Other individually significant items (E)	32,500	—	32,500	—
Income tax effect (F)	(8,167)	(567)	(12,058)	19,787
Adjusted net income attributable to SEI Investments Company (non-GAAP basis)	$199,970	$166,222	$583,723	$473,690

Diluted EPS (U.S. GAAP basis)	$1.38	$1.30	$4.37	$4.25
Adjusted diluted EPS (non-GAAP basis)	$1.64	$1.32	$4.73	$3.71
Diluted weighted average shares outstanding	122,012	126,325	123,280	127,684

Income from operations (U.S. GAAP Basis)	$197,999	$159,961	$584,501	$465,693
Operating margin (U.S. GAAP Basis)	30%	28%	30%	28%
Non-GAAP adjustments:
Acquisition-related:
Third party costs (A)	—	3,767	—	4,587
Intangible assets amortization & impairments (B)	10,494	3,168	29,626	9,774
Total acquisition-related	10,494	6,935	29,626	14,361
Adjusted income from operations (non-GAAP Basis)	$208,493	$166,896	$614,127	$480,054
Adjusted operating margin (non-GAAP basis)	31%	29%	32%	28%
(A)    This non-GAAP adjustment removes incremental and directly attributable costs incurred to execute acquisitions, such as third-party advisory, legal, accounting, valuation, and due diligence. For 2025, this non-GAAP adjustment consisted of the legal costs, advisory fees, and due diligence fees in relation to the Stratos acquisition. Management believes adjusting for these charges helps the reader's ability to understand our core operating results and increases comparability quarter to quarter.
(B)    This non-GAAP adjustment removes the impact of amortization expense associated with acquired intangible assets (e.g., customer relationships, technology, trade names). This non-GAAP adjustment removes only amortization recorded in the current period related to acquired intangibles from prior acquisitions. The non-GAAP adjustments in 2026 include the amortization of the acquired intangibles from the Stratos acquisition, which closed in December 2025. Management included the Stratos related amortization expense net of the 42.5% NCI adjustment for the adjusted EPS calculation. However, this adjustment is not inclusive of the NCI portion for adjusted operating margin. The associated revenues are not adjusted. Management believes adjusting for these charges helps the reader's ability to understand our core operating results and increases comparability quarter to quarter.
(C)    This non-GAAP adjustment removes realized gains on the sale of assets owned or entities under our control, out of the normal course of business. In 2025, the adjustment consisted of the realized gain from the sale of Family Office Services (FOS). Management believes adjusting for these gains helps the reader's ability to understand our core operating results and increases comparability quarter to quarter.
(D)    This non-GAAP adjustment removes individually significant litigation settlements and insurance proceeds. In 2026, this non-GAAP adjustment was related to litigation settlements. In 2025, this non-GAAP adjustment consisted of a $4.5M settlement related to a vendor matter and a $4.4M insurance recovery. Management included both of these transactions as non-GAAP adjustments since they were both out of the normal course of business. Management believes adjusting for these items helps the reader's ability to understand our core operating results and increases comparability quarter to quarter.

(E)    This non-GAAP adjustment removes other items that are individually significant and highly unusual. In 2026, this non-GAAP adjustment consisted of the amount recognized related to the mutually agreed Termination Agreement between the Company and Stratos with respect to the previously reported obligations to proceed with the closing of the purchase of the equity of a Mexican RIA owned by Stratos. Management believes this charge is outside the normal course of business and not indicative of ongoing operating performance. Excluding this item enhances comparability between periods and assists investors in evaluating SEI's core operating results.
(F)    Income tax effects are presented as a separate reconciling item (not netted within each adjustment). For performance measures, the tax effect reflects current and deferred tax expense commensurate with the adjusted measure of profitability. The methodology used (e.g., statutory rate, effective rate, or discrete item approach) is consistently applied. All of the above items use a systematic approach.